Exhibit 13.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Natuzzi S.p.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:

This Amendment No. 1 on Form 20-F/A to the Annual Report for the year ended December 31, 2018 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in this annual report, as amended, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2019	/s/ Pasquale Natuzzi
Pasquale Natuzzi
Chief Executive Officer

Dated: May 10, 2019	/s/ Vittorio Notarpietro
Vittorio Notarpietro
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Natuzzi S.p.A. and will be retained by Natuzzi S.p.A. and furnished to the Securities and Exchange Commission or its staff upon request.